Exhibit 10.1

The IBM Executive Deferred Compensation Plan is amended by adding the following, effective January 1, 2005, at the end of Article 2.02(c):

Notwithstanding the previous sentence, a Participant’s Deferral Election Agreement with respect to salary earned during 2005 is cancelled, in whole or in part, in accordance with Q&A-20(a) of Notice 2005-1, and the designated percentage of Compensation elected by the Participant in his or her Deferral Election Agreement with respect to salary earned in 2005 shall be deemed to be zero, as of a date specified by the Company, provided that:

(1)          before January 1, 2005, the Participant designated a percentage under his or her Deferral Election Agreement with respect to salary earned during 2005 equal to 75% or greater;

(2)          before January 1, 2006, the Participant requested that his or her Deferral Election Agreement with respect to salary earned in 2005 be cancelled; and

(3)          before January 1, 2006, the Company specifies a date for cancellation of the Participant’s Deferral Election Agreement with respect to salary earned in 2005 and such date is before January 1, 2006.